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FOR IMMEDIATE RELEASE

                ALLIED RISER COMMUNICATIONS ANNOUNCES
                    REDUCTION IN FORCE AND NASDAQ
              ACTION IN ANTICIPATION OF COGENT MERGER

(DALLAS, TX. October 24, 2001) -- Allied Riser Communications Corporation (NASDAQ: ARCC) today announced that it has notified 19 employees that their employment will be terminated within the next 60 days in contemplation of ARC's pending merger with Cogent Communications
Group, Inc. The employees, who comprise approximately 26% of ARC's workforce, will remain with the company through December 21, 2001 unless the merger is completed before that date.

In addition, the Nasdaq has notified ARC that delisting proceedings based on the company's non-compliance with the continued listing requirements of the Nasdaq National Market rules will not be initiated at this time in light of the pending Cogent merger. The Nasdaq indicated that the delisting matter would be reinitiated if the merger has not been consummated by January 2, 2002.

ARC, headquartered in Dallas, is a provider of data communications services in commercial office buildings across the United States and in Canada. Cogent, headquartered in Washington, D.C., is a privately held next generation optical ISP focused on delivering ultra-high speed Internet access and transport services to businesses in the multi-tenant marketplace and to service providers located in major metropolitan areas across the United States.

Important Information for Investors and Security Holders

Investors and security holders are urged to read the Registration Statement and the Proxy Statement/Prospectus filed with the SEC by Cogent Communications Group, Inc. on October 16, 2001 carefully because these documents contain important information about Cogent, ARC and the proposed merger transaction. Investors and security holders may obtain the documents filed with the SEC free of charge at the website maintained by the SEC at www.sec.gov. In addition, you may obtain documents filed with the SEC by ARC free of charge by requesting them in writing from ARC, 1700 Pacific Avenue, Suite 400, Dallas, Texas 75201, Attention:
Investor Relations, or by telephone at (214) 210-3000.

In addition to the Proxy Statement/Prospectus, ARC files annual, quarterly and special reports, proxy statements and other information with the SEC. These filings are also available at www.sec.gov.

ARC and its directors, executive officers and certain members of management and employees, may be deemed participants in the solicitation of proxies from the stockholders of ARC in connection with the merger. Information about the directors and executive officers of ARC, their ownership of ARC's stock is set forth in ARC's Annual Report on Form 10-K for the fiscal year ended December 31, 2000. Stockholders and investors may obtain additional information regarding the interests of such participants in the merger by reading the Proxy Statement/Prospectus when it becomes available.




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Safe Harbor Statement under the Private Securities Litigation Reform Act of
1995:

Certain information contained in this release are not historical facts, but are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995, including statements regarding ARC's intention to consummate the proposed merger, the proposed benefits of the merger and the likelihood that the merger will be completed. Certain information in this release concerning ARC's business may also be forward-looking, including the future business prospects for ARC. Forward-looking information is based on management's estimates, assumptions and projections, and is subject to significant uncertainties, many of which are beyond ARC's control. Actual results may differ materially from those anticipated in any forward-looking statement as a result of certain risks and uncertainties, including, without limitation, the timely receipt of necessary stockholder, regulatory and other consents and approvals needed to complete the transaction, which could be delayed for a variety of reasons related or not related to the transaction itself; and the fulfillment of all of the closing conditions specified in the transaction documents. For further discussion of important risk factors that may materially affect management's estimates, ARC's results and the forward-looking statements herein, please see the risk factors contained in ARC's SEC filings.

Contacts:
Quen Bredeweg; Chief Financial Officer; ARC; 214/210-3000